UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2022

POSHMARK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39848	27-4827617
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

203 Redwood Shores Parkway, 8th Floor Redwood City, California	94065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 262-4771

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	POSH	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(b)    On April 21, 2022, Serena J. Williams notified Poshmark, Inc. (the “Company”) that she is voluntarily resigning from the Board of Directors (the “Board”) effective as of such date but will remain on the Board until a replacement has been appointed. Ms. Williams’ resignation was not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

Ms. Williams served as an independent director of the Company and as a member of the Company’s Compensation Committee (the “Compensation Committee”). Ms. Williams will continue to serve on the Compensation Committee until a new director has been appointed to fill the vacancy created by her resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSHMARK, INC.

Date: April 26, 2022	By:	/s/ Manish Chandra
Manish Chandra
Chief Executive Officer